EXHIBIT 21


                     LIST OF SUBSIDIARIES OF THE COMPANY


        Name                                   Jurisdiction of Organization
        ----                                   ----------------------------

Bank Rhode Island                                      Rhode Island
BRI Investment Corp.                                   Rhode Island


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